Exhibit 8

Subsidiaries as of December 31, 2018

Subsidiary	Jurisdiction
Bermuda Trust Company Limited	Bermuda
BerNom Nominees Limited	Bermuda
Butterfield Asset Management Limited	Bermuda
Butterfield Securities (Bermuda) Limited	Bermuda
Butterfield Trust (Bermuda) Limited	Bermuda
Butterfield Vencap Limited	Bermuda
Compass Services Limited	Bermuda
Day Limited	Bermuda
Field Investments Limited	Bermuda
Field Nominees Limited	Bermuda
Field Real Estate Holdings Limited	Bermuda
Grosvenor Trust Company Limited	Bermuda
Harcourt & Co. Ltd.	Bermuda
Palmar Limited	Bermuda
Reefs Club Ltd.	Bermuda
Rosebank Nominees Ltd.	Bermuda
Skye Nominees Limited	Bermuda
Butterfield Trust (Bahamas) Limited	Bahamas
East Bay Protector Services Inc.	Bahamas
Gresham Nominees Limited	Bahamas
Montague East Ltd.	Bahamas
Sterling East Ltd.	Bahamas
Harbour View Management (BVI) Ltd.	BVI
Miners Management (BVI) Ltd.	BVI
Regula Ltd.	BVI
Butterfield Asset Management General Partner (Cayman) II Ltd.	Cayman
Butterfield Asset Management General Partner (Cayman) III, Ltd.	Cayman
Butterfield Bank (Cayman) Limited	Cayman
Butterfield Fiduciary Services (Cayman) Limited	Cayman
Butterfield Trust (Cayman) Limited	Cayman
Field Directors (Cayman) Limited	Cayman
Field Nominees (Cayman) Limited	Cayman
Field Secretaries (Cayman) Limited	Cayman
BNTB Nominees (Guernsey) Ltd.	Guernsey
Butterfield Bank (Guernsey) Ltd.	Guernsey
Butterfield Corporate Services (Guernsey) Limited	Guernsey
Butterfield Fiduciary Services (Guernsey) Limited	Guernsey
Butterfield Trust (Guernsey) Ltd.	Guernsey
Butterfield Management Services (Guernsey) Ltd.	Guernsey
Havre Corporate Services Ltd.	Guernsey
Havre Management Services Limited	Guernsey
Havre (MRL) Limited	Guernsey
Moulinet Trustees Limited	Guernsey
Rose Nominees Ltd.	Guernsey
Butterfield Support Services (Halifax) Limited	Canada

Deutsche Transnational Trustee Corporate Inc.	Canada
Butterfield Bank (Jersey) Limited	Jersey
Butterfield (Jersey) Nominees Limited	Jersey
Butterfield (Mauritius) Limited	Mauritius
Butterfield Trust (New Zealand) Limited	New Zealand
Butterfield Holdings (UK) Limited	United Kingdom
Butterfield Group Services Limited	United Kingdom
Butterfield Mortgages Limited	United Kingdom
Leopold Joseph Holdings Limited	United Kingdom
Butterfield (Singapore) Pte. Ltd.	Singapore
Avalon Corporate Management Limited	Switzerland
Bastion Resources Limited	Switzerland
Butterfield Holdings (Switzerland) Limited	Switzerland
Butterfield (Switzerland) Limited	Switzerland
Butterfield Trust (Switzerland) Limited	Switzerland
Pendragon Management Limited	Switzerland